As filed with the Securities and Exchange Commission on
                     September 11, 1996
                                       Registration No. 333-

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549
                   _______________________

                          FORM S-8

                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
                  ________________________

                     BIOWHITTAKER, INC.
   (Exact name of registrant as specified in its charter)

           Delaware                     95-3917176
 (State or other jurisdiction(I.R.S. Employer Identification
No.)
of incorporation or organization)

     8830 Biggs Ford Road
    Walkersville, Maryland              21793-0127
(Address of Principal Executive Offices)(Zip Code)

   BioWhittaker, Inc. 1991 Long-Term Stock Incentive Plan
                  (Full title of the plan)

                   F. Dudley Staples, Jr.
                     BioWhittaker, Inc.
                    8830 Biggs Ford Road
             Walkersville, Maryland  21793-0127
           (Name and address of agent for service)

                       (301) 898-7025
    (Telephone number, including area code, of agent for
                          service)

               CALCULATION OF REGISTRATION FEE
 Title of     Amount    Proposed     Proposed    Amount of
Securities    to Be     Maximum      Maximum    Registratio
   to Be     Registe    Offering    Aggregate    n Fee (1)
Registered     red     Price per     Offering
                       Share (1)    Price (1)
  Common     500,000
   Stock      Shares    $6.8125     $3,406,250   $1,174.57
 $.01 Par
   Value

     (1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 based upon the average of the high and low prices for the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on September 10, 1996 solely for the purpose of calculating the registration fee.

                           PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    In order to register an additional 500,000 shares of the common stock, par value $.01 per share, of BioWhittaker, Inc. (the "Registrant") in connection with the Registrant's 1991 Long-Term Stock Incentive Plan, the Registrant hereby incorporates herein by reference its Registration Statement on Form S-8 (Registration No. 33-46139) filed with the Securities and Exchange Commission on March 4, 1992.

                          EXHIBITS

    The following is a complete list of exhibits filed as part of this Registration Statement:

  Exhibit                 Description
  Number

5           Opinion of F. Dudley Staples, Jr.,
            General Counsel of the Registrant,
            with respect to the legality of the
            securities registered under this
            Registration Statement

23.1        Consent of F. Dudley Staples, Jr.
            (included in Exhibit 5)

23.2        Consent of Ernst & Young LLP


                         SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walkersville, State of Maryland, on August 6, 1996.


                             BIOWHITTAKER, INC.

                             By:  /s/ NOEL L. BUTERBAUGH
                               Noel L. Buterbaugh
                               President and Chief Executive
                               Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Noel L. Buterbaugh and F. Dudley Staples, Jr., or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act  of
1933,  this  registration statement has been signed  by  the
following  persons  in  the  capacities  and  on  the   date
indicated.

  Signature and Capacity                          Date


/s/ NOEL L. BUTERBAUGH                           August 6,
1996
Noel L. Buterbaugh
President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ PHILIP L. ROHRER, JR.                        August 6,
1996
Philip L. Rohrer, Jr.
Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

  Signature and Capacity                          Date


/s/ JOSEPH F. ALIBRANDI                           August 6,
1996
Joseph F. Alibrandi, Director


/s/ RUDIGER ERCKEL                           August 6, 1996
Rudiger Erckel, Director

/s/ STANLEY M. LEMON                             August 5,
1996
Stanley M. Lemon, Director

/s/ JOHN L. SEVER                            August 6, 1996
John L. Sever, Director

/s/ THOMAS R. WINKLER                            August 2,
1996
Thomas R. Winkler, Director

                        EXHIBIT INDEX



         Listed below are the Exhibits filed herewith and which appear immediately hereafter.

  Exhibit                 Description
  Number

5           Opinion of F. Dudley Staples, Jr.,
            General Counsel of the Registrant,
            with respect to the legality of the
            securities registered under this
            Registration Statement

23.1        Consent of F. Dudley Staples, Jr.
            (included in Exhibit 5)

23.2        Consent of Ernst & Young LLP

                              5